Exhibit 99

[LOGO] RPC
An Oil & Gas Services Company

FOR IMMEDIATE RELEASE

                 RPC, Inc. Announces First Quarter Cash Dividend

ATLANTA, April 27, 2005 -- The RPC, Inc. (NYSE: RES) Board of Directors declared a regular quarterly cash dividend of $0.04 per share payable June 10, 2005 to common shareholders of record at the close of business on May 10, 2005.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's oil and gas services operating business units include Cudd Pressure Control, Patterson Services and Bronco Oilfield Services. RPC's investor Web site can be found on the Internet at http://www.rpc.net.

For information about RPC, Inc., please contact:

BEN M. PALMER
Chief Financial Officer
404.321.2140
irdept@rpc.net

JIM LANDERS
Corporate Finance
404.321.2162
jlanders@rpc.net